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EXHIBIT 23.1

               CONSENT OF SQUAR, MILNER, REEHL & WILLIAMSON, LLP


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
5G Wireless Communications, Inc.

We consent to the incorporation by reference in this Registration Statement of 5G Wireless Communications, Inc. on Form S-8 of our report dated March 5, 2005, appearing in the Annual Report on Form 10-KSB of 5G Wireless Communications, Inc. for the fiscal year ended December 31, 2004, and to all references to our firm included in this Registration Statement.


/s/ Squar, Milner, Reehl & Williamson, LLP
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Newport Beach, California
December 29, 2005